Exhibit 99.2
3 rd Quarter FY2022 Earnings Presentation Nasdaq: AUB October 20, 2022

2 Forward Looking Statements Certain statements in this presentation may constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements are statements that include, without limitation, statements on slides entitled “Financial Outlook” and “Top - Tier Financial Targets”, statements regarding the Company’s strategic priorities, outlook on future economic conditions and the impacts of current economic uncertainties, and statements that include, projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such fo rward - looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual resul ts, performance, achievements, or trends to be materially different from those expressed or implied by such forward - looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “ bel ieve,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of sim ilar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although t he Company believes that its expectations with respect to forward - looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual fu ture results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward - looking statements. Actual future resul ts, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in: • market interest rates and the impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolio; • inflation and its impacts on economic growth and customer and client behavior; • general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth; • monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of the loan or investment portfolios and changes therein; • demand for loan products and financial services in the Company’s market area; • the Company’s ability to manage its growth or implement its growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • the Company’s ability to recruit and retain key employees; • real estate values in the Bank’s lending area; • an insufficient ACL; • changes in accounting principles standards, rules and interpretations and the related impact on the Company’s financial statements; • volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by conditions arising out of the Covid - 19 pandemic, inflation, changing interest rates or other factors; • the Company’s liquidity and capital positions; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of the Company’s credit processes and management of the Company’s credit risk; • the Company’s ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • the potential adverse effects of unusual and infrequently occurring events, such as weather - related disasters, terrorist acts, geopolitical conflicts (such as the ongoing conflict between Russia and Ukraine) or public health events (such as COVID - 19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the val ue of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third - party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; • the effect of steps the Company takes in response to the COVID - 19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID - 19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; • the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates; • performance by the Company’s counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage - backed securities; • legislative or regulatory changes and requirements; • potential claims, damages, and fines related to litigation or government actions; • the effects of changes in federal, state or local tax laws and regulations; • changes to applicable accounting principles and guidelines; and • other factors, many of which are beyond the control of the Company. Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations ” s ections of the Company’s Annual Report on Form 10 - K for the year ended December 31, 2021 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s web site at www.sec.gov. All risk factors and uncertainties described herein should be considered in evaluating forward - looking statements, all forward - looking statements made in this presentation are expressly qualified by the cautionary statements contai ned or referred to herein. Readers are cautioned not to rely too heavily on the forward - looking statements in this presentation, and undue reliance should not be placed on such forward - looking statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Forward - looking statements speak only as of the date they are made. The Company does no t intend or assume any obligation to update, revise or clarify any forward - looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

3 Additional Information Non - GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non - GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non - GAAP financial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. Please see “Reconciliation of Non - GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non - bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing ; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products ..

4 Largest Regional Banking Company Headquartered in Virginia Our Company Soundness | Profitability | Growth Data as of 9 /30/2022 , market capitalization as of 10/18/2022 1) Regional bank defined as having less than $100 billion in assets; rank determined by asset size; data per S&P Global Market Intelligence Highlights ($bn) • Statewide Virginia footprint of 109 branches in all major markets • #1 regional bank 1 deposit market share in Virginia • Strong balance sheet and capital levels • Committed to top - tier financial performance with a highly experienced management team able to execute change 4 $ 20 ..0 Assets $ 13.9 Loans $ 16.5 Deposits $ 2 ..5 Market Capitalization Branch/Office Footprint AUB (114) AUB LPO (3) AUB Equipment Finance Headquarters (1)

5 Our Shareholder Value Proposition Leading Regional Presence Dense, uniquely valuable presence across attractive markets Financial Strength Solid balance sheet & capital levels Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside Strong Growth Potential Organic & acquisition opportunities Peer - Leading Performance Committed to top - tier financial performance

Q3 2022 Highlights and 2022 Outlook

Loan Growth

- 7.9% annualized loan growth, ex-Paycheck Protection Program (PPP) (Non-GAAP)[1], during Q3 2022
- Expect high single digit loan growth for 2022

Operating Leverage Focus

- ~13% pre-PPP adjusted revenue growth[1] from Q3 2021 and ~6% pre-PPP adjusted revenue[1] growth from Q2 2022
- ~6% adjusted operating non-interest expense growth[1] from Q3 2021 and ~1.7% adjusted operating non-interest expense growth[1] from Q2 2022
- Pre-PPP adjusted operating leverage[1] of ~7% year over year
- Pre-PPP adjusted operating leverage[1] of ~4% quarter over quarter

Positioning for Long Term

- Building out Asset-Based lending capabilities
- Drive organic growth and performance of the core banking franchise

Differentiated Client Experience

- Continued progress on digital roadmap
- Foreign exchange, syndication and SBA 7A lending programs help close product gaps

Asset Quality

- Net Charge-offs at 2 bps annualized for Q3 2022

Capitalize on Strategic Opportunities

- Selectively consider M&A, minority stakes and strategic partnerships as a supplemental strategy



Atlantic Union Bankshares

[1] For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

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7 We are focused on three Strategic Priorities Organic Deliver Organic Growth • Overweighting opportunities in Wholesale Banking Group • Directing consumer efforts to market segments and delivery channels with the strongest value proposition • Prioritizing fee income growth • Maintaining a reliable low - cost deposit base • Maximizing operating leverage, productivity, efficiency, and scale • Attract and retain top talent in alignment with broader business goals and strategic priorities Innovate and Transform • Pressing the relationship model advantage where bankers provide advocacy and advice, form stickier relationships, and use technology to enable deeper relationships • Creating a frictionless experience for customers by integrating human interactions with digital capabilities • Eliminating low value tasks and enabling more high value interactions with customers • Eliminating legacy system constraints and accelerating modernization of technology while rationalizing operating costs and reengineering processes • Emphasizing robotics, automation and FinTech partnerships Inorganic Strategic Investments • Leverage FinTech partnerships, strategic partner equity investments, as well as non - bank and whole - bank acquisition opportunities for step - change accelerants of growth • Acquisition philosophy remains: proactive, strategic, disciplined, and measured with an eye towards transactions that increase density and scarcity value, add contiguous markets, increase operating leverage, diversify revenue streams, and enable the reinvestment of cost savings into technology • Ensuring merger and acquisition activity complements, enables, and scales technology and the advancement of our customer value proposition, potentially including whole bank, non - bank, minority stakes, and partnerships

8 We Believe We Are Well Positioned For The Current Environment And Optimistic About Our Future Top Tier Financial Performance Increased Shareholder Value Strong Credit Expense Management Actions Asset Sensitivity Growth Footing

Q3 2022 Financial Performance At-a-Glance

Summarized Income Statement

		3Q2022		2Q2022
Net interest income	$	150,715	$	138,767
- Provision for credit losses		6,412		3,559
+ Noninterest income		25,584		38,286
- Noninterest expense		99,923		98,768
- Taxes		11,894		12,500
Net income (GAAP)		**58,070**		**62,226**
- Dividends on preferred stock		2,967		2,967
Net income available to common shareholders (GAAP)		**55,103**		**59,259**
- Loss on sale of securities, net of tax		-		(2)
- Gain on sale of Dixon, Hubard, Feinour & Brown, Inc. (DHFB), net of tax		-		7,984
Adjusted operating earnings available to common shareholders (non-GAAP)	$	**55,103**	$	**51,277**

Earnings Metrics

		3Q2022		2Q2022
Net Income available to common shareholders	$	55,103	$	59,259
Common EPS, diluted	$	0.74	$	0.79
ROE		9.45%		10.21%
ROTCE (non-GAAP)		17.21%		18.93%
ROA		1.15%		1.27%
Efficiency ratio		56.68%		55.78%
Efficiency ratio (FTE)		55.47%		54.68%
Net interest margin		3.34%		3.15%
Net interest margin (FTE)		3.43%		3.24%

Adjusted Operating Earnings Metrics - non-GAAP

		3Q2022		2Q2022
Adjusted operating earnings available to common shareholders	$	55,103	$	51,277
Adjusted operating common EPS, diluted	$	0.74	$	0.69
Adjusted operating ROA		1.15%		1.10%
Adjusted operating ROTCE		17.21%		16.47%
Adjusted operating efficiency ratio (FTE)		54.09%		55.88%
Adjusted operating earnings PTPP	$	76,376	$	69,205

PTPP = Pre-tax Pre-provision

- Net income available to common shareholders for the third quarter of 2022 was $55.1 million or $0.74 per share, down $4.2 million or $0.05 per share compared to the prior quarter, primarily driven by:
  - A decrease in noninterest income due primarily to a $9.1 million pre-tax gain on the sale of DHFB in the prior quarter,
  - An increase in the provision for credit losses,
  - An increase in noninterest expense, due primarily to an increase in salaries and benefits expense and other expenses, partially offset by a decrease in professional services expense,
  - Partially offset by an increase in net interest income, driven by increases in loan yields on the Company's variable rate loans due to higher market interest rates, average loan growth from the prior quarter, and the additional day count in the third quarter of 2022, partially offset by decreases in PPP and fair value accretion and increases in deposit and borrowing costs as a result of increases in short-term market interest rates.
- Adjusted operating earnings available to common shareholders (non-GAAP) increased $3.8 million to $55.1 million at September 30, 2022 compared to the prior quarter, primarily driven by:
  - The third quarter 2022's increase in net interest income, was mainly due to the increases noted above,
  - Partially offset by a decrease in noninterest income, as declines in fiduciary and asset management fees, service charges on deposit accounts, and mortgage banking income were partially offset by increases in other operating income, BOLI income and interchange fees,
  - An increase in the provision for credit losses,
  - An increase in noninterest expense, as increases in salaries and benefits expense and other expenses were partially offset by a decrease in professional services expenses.

Atlantic Union Bankshares

For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"
Note: all tables presented dollars in thousands, except per share amounts

9

Q3 2022 Allowance For Credit Loss (ACL) and Provision for Credit Losses

($mm)	Allowance for Loan & Lease Losses	Reserve for Unfunded Commitments	Allowance for Credit Losses
3/31/2022 Ending Balance % of loans	$103MM (.76%; *.77% excl. PPP loans*[1])	$8MM (.06%; *.06% excl. PPP loans*[1])	$111MM (.82%; *.83% excl. PPP loans*[1])
Q2 2022 Activity	+$1MM Increase due to increased risks related to economic outlook and the impact of loan growth	+$1MM Increase due to the impact of unfunded loan commitment growth	+$2MM $3 million Provision for Credit Losses and $900 thousand net charge-offs
06/30/2022 Ending Balance % of loans	$104MM (.76%; *.76% excl. PPP loans*[1])	$9MM (.07%; *.07% excl. PPP loans*[1])	$113MM (.83%; *.83% excl. PPP loans*[1])
Q3 2022 Activity	**+$4MM** **Increase due to increased risks related to the economic outlook and the impact of loan growth in the current quarter**	**+$2MM** **Increase due to increased risks related to the economic outlook**	**+$6MM** **$6.4 million Provision for Credit Losses and $600 thousand net charge-offs**
09/30/2022 Ending Balance % of loans	**$108MM** **(.78%)**	**$11MM** **(.08%)**	**$119MM** **(.86%)**

[1]For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

Q3 Macroeconomic Forecast

Moody's September 2022 Baseline Forecast:

- US GDP expected to increase 1.6% in 2022 and 1.4% in 2023. The US unemployment rate expected to average around 3.7% in the fourth quarter of 2022 and 3.9% in 2023.
- Virginia's unemployment rate averages 3.0% over the 2-year forecast.

Q3 ACL Considerations

- The baseline forecast was adjusted for the probability of worse-than baseline economic performance over the forecast period resulting in a weighted forecast scenario that increased Virginia's average unemployment rate to ~5.4% over the 2-year forecast period.
- Additional qualitative factors were applied for tail-end COVID-19 sensitive portfolios and other factors deemed appropriate.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years; consistent with CECL adoption.

Atlantic Union Bankshares

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11 3.24% 2.50% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% Quarter 2 NIM Core Loan Yield with Fees Purchase Accounting Accretion PPP Earning Asset Core Borrowings Rate Core Deposit Rate Quarter 3 NIM Net Interest Margin ( FTE) 1 : Drivers of Change 2022 Q2 to Q3 48 bps - 4 bps - 2 bps - 3 bps 3.43% - 20 bps Total Loan Yield 42 bps Q3 2022 Net Interest Margin Market Rates 3Q2022 2Q2022 EOP Avg EOP Avg Fed funds 3.25% 2.38% 1.75% 0.95% Prime 6.25% 5.35% 4.75% 3.94% 1 - month Libor 3.14% 2.46% 1.79% 1.01% 1 - month SOFR 3.04% 2.44% 1.69% 0.92% 2 - year Treasury 4.28% 3.37% 2.95% 2.71% 10 - year Treasury 3.83% 3.10% 3.01% 2.92% Margin Overview 3Q2022 2Q2022 Net interest margin ( FTE) 1 3.43% 3.24% Loan yield 4.20% 3.67% Investment yield 2.95% 2.87% Earning asset yield 3.88% 3.46% Cost of deposits 0.37% 0.15% Cost of interest - bearing deposits 0.55% 0.23% Cost of interest - bearing liabilities 0.68% 0.35% Cost of funds 0.45% 0.22% Presented on an FTE basis (non - GAAP) 1 Approximately 17% of the loan portfolio (ex. PPP) at 9/30/2022 have floors and all are above floors Loan Portfolio Pricing Mix 3Q2022 Fixed 49% 1 - month Libor 25% Prime 9% 1 - month SOFR 12% Other 5% Total 100% 1 For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of N on - GAAP Disclosures”

Q3 2022 Noninterest Income and Noninterest Expense

Noninterest Income

($ thousands)	3Q2022	2Q2022
Service charges on deposit accounts	$ 6,784	$ 8,040
Other service charges, commissions and fees	1,770	1,709
Interchange fees	2,461	2,268
Fiduciary and asset management fees	4,134	6,939
Mortgage banking income	1,390	2,200
Bank owned life insurance income	3,445	2,716
Loan-related interest rate swap fees	2,050	2,600
Other operating income	3,550	11,814
Total noninterest income	**$ 25,584**	**$ 38,286**
Less: Loss on sale of securities	-	(2)
Less: Gain on sale of DHFB (other operating income)	-	9,082
Total adjusted operating noninterest income (non-GAAP)	**$ 25,584**	**$ 29,206**

Adjusted noninterest income[1] decreased $3.6 million to $25.6 million for the quarter ended September 30, 2022 from $29.2 million in the prior quarter due to:

- Decreases in the following noninterest income categories:
  - Service charges on deposit accounts of $1.3 million, reflective of the changes to the Company's overdraft policy
  - Fiduciary and asset management fees of $2.8 million due to a decrease in assets under management primarily due to the sale of DHFB
  - Mortgage banking income of $810,000 resulting from a decline in mortgage origination volumes and lower gain on sales margins
  - Loan interest rate swap fee income of $550,000 driven by a decrease in average transaction swap fees
- Partially offset by increases in:
  - Other operating income of $819,000 primarily related to syndication, foreign exchange, and other capital market transaction fees
  - Bank owned life insurance income of $729,000 due to mortality benefits
  - Interchange fees of $193,000

Noninterest Expense

($ thousands)	3Q2022	2Q2022
Salaries and benefits	$ 56,600	$ 55,305
Occupancy expenses	6,408	6,395
Furniture and equipment expenses	3,673	3,590
Technology and data processing	8,273	7,862
Professional services	3,504	4,680
Marketing and advertising expense	2,343	2,502
FDIC assessment premiums and other insurance	3,094	2,765
Franchise and other taxes	4,507	4,500
Loan-related expenses	1,575	1,867
Amortization of intangible assets	2,480	2,915
Other expenses	7,466	6,387
Total noninterest expenses	**$ 99,923**	**$ 98,768**
Less: Amortization of intangible assets	2,480	2,915
Total adjusted operating noninterest expense (non-GAAP)	**$ 97,443**	**$ 95,853**

Adjusted noninterest expense[1] increased to $97.4 million for the quarter ended September 30, 2022 from $95.9 million in the prior quarter due to:

- Increases in the following noninterest expense categories:
  - Salaries and benefits expense of $1.3 million due to elevated new hire recruiting expenses and lower deferred loan origination costs resulting from changes in loan originations production mix from the prior quarter
  - Other expenses of $1.1 million, primarily driven by OREO gains of $631,000 realized in the prior quarter
- Partially offsetting these expense increases were decreases in:
  - Professional services expense of $1.2 million primarily driven by lower strategic project costs

Atlantic Union Bankshares

[1]For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

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Q3 2022 Loan and Deposit Growth

Loan Growth *($ thousands)*		3Q2022		2Q2022	QTD Annualized Growth
Commercial & Industrial, ex PPP	$	2,696,901	$	2,574,144	18.9%
Commercial real estate - owner occupied		1,953,872		1,965,702	(2.4%)
Other Commercial, ex PPP		755,835		774,749	(9.7%)
Total Commercial & Industrial		5,406,608		5,314,595	6.9%
Commercial real estate - non-owner occupied		3,900,325		3,860,819	4.1%
Construction and land development		1,068,201		988,379	32.0%
Multifamily real estate		774,970		762,502	6.5%
Residential 1-4 Family - Commercial		542,612		553,771	(8.0%)
Total CRE & Construction		6,286,108		6,165,471	7.8%
Total Commercial Loans, ex PPP		**11,692,716**		**11,480,066**	**7.3%**
Residential 1-4 Family - Consumer		891,353		865,174	12.0%
Residential 1-4 Family - Revolving		588,452		583,073	3.7%
Auto		561,277		525,301	27.2%
Consumer - including 3rd Party Consumer		172,776		180,045	(16.0%)
Total Consumer Loans		**2,213,858**		**2,153,593**	**11.1%**
Total Loans Held for Investment, ex PPP[1]	$	**13,906,574**	$	**13,633,659**	**7.9%**
PPP Loans, net of deferred fees and costs		12,146		21,749	(175.2%)
Total Loans Held for Investment	$	**13,918,720**	$	**13,655,408**	**7.7%**
Average Loan Yield		**4.20%**		**3.67%**	

Deposit Growth *($ thousands)*		3Q2022		2Q2022	QTD Annualized Growth
Interest checking accounts	$	4,354,351	$	3,943,303	41.4%
Money market accounts		3,962,473		3,956,050	0.6%
Savings accounts		1,173,566		1,165,577	2.7%
Time deposits of $250,000 and over		415,984		360,158	61.5%
Other time deposits		1,348,904		1,342,009	2.0%
Total Time deposits		1,764,888		1,702,167	14.6%
Total interest-bearing deposits		11,255,278		10,767,097	18.0%
Demand deposits		5,290,938		5,361,538	(5.2%)
Total deposits	$	**16,546,216**	$	**16,128,635**	**10.3%**
Average Cost of Deposits		**0.37%**		**0.15%**	
Loan to Deposit Ratio		**84.1%**		**84.7%**	

- At September 30, 2022, loans held for investment totaled $13.9 billion, an increase of $263.3 million or 7.7% (annualized) from the prior quarter driven by increases in commercial loan balances ex PPP of $212.6 million and increases in consumer loan balances of $60.3 million, partially offset by a decrease of $9.6 million in PPP loans during the third quarter.
- Excluding PPP loans, total loans[1] increased by $272.9 million or ~7.9% (annualized)
  - Commercial loans increased by 7.3% (annualized), primarily driven by increases in commercial and industrial loans and construction and land development loans.
  - Consumer loans balances increased by 11.1% (annualized), driven by growth in auto loans and residential 1-4 family consumer loans.
  - Average loan yields increased 53 basis points during the quarter primarily reflecting the impact of rising market interest rates.
- Total deposits increased by $417.6 million or ~10.3% (annualized)
  - Interest checking balances increased by $411.0 million primarily in commercial client-operating accounts.
  - Transaction accounts comprised 58% of total deposit balances at the end of the third quarter, consistent with the prior quarter.
  - The cost of deposits increased by 22 basis points compared to the prior quarter, primarily due to the increase in rising market interest rates.

Atlantic Union Bankshares

[1]For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

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Strong Capital Position at September 30, 2022

Capital Ratio	Regulatory Well Capitalized	Atlantic Union Bankshares*	Atlantic Union Bank*
Common Equity Tier 1 Ratio (CET1)	7.0%	10.0%	12.9%
Tier 1 Capital Ratio	8.5%	11.0%	12.9%
Total Risk Based Capital Ratio	10.5%	13.8%	13.4%
Leverage Ratio	5.0%	9.3%	10.9%
Tangible Equity to Tangible Assets (non-GAAP)[2]	-	7.0%	8.6%
Tangible Common Equity Ratio (non-GAAP)[2]	-	6.1%	8.6%

*Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

Quarterly Roll Forward	Common Equity Tier 1 Ratio	Tangible Common Equity Ratio	Tangible Book Value per Share
At 6/30/22	**9.96%**	**6.78%**	**$17.07**
Pre-Provision Net Income	0.38%	0.32%	0.81
After-Tax Provision	-0.03%	-0.03%	(0.07)
Common Dividends [(1)]	-0.14%	-0.12%	(0.30)
AOCI	---	-0.78%	(1.96)
Goodwill & Intangibles	0.01%	0.01%	0.03
Other	0.04%	0.00%	0.04
Asset Growth	-0.25%	-0.08%	---
At 9/30/22 – Reported	**9.96%**	**6.11%**	**$15.61**
AOCI Total Impact	---	2.43%	6.22
At 9/30/22 – ex AOCI[2]	**9.96%**	**8.54%**	**$21.83**

(1) 30 cents per share

Capital Management Strategy

Atlantic Union capital management objectives are to:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.
- The Company's capital ratios are well above regulatory well capitalized levels as of 9/30/2022.

Capital Management Actions

- During the third quarter, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock and $0.30 per common share which is a 7% increase from the prior quarter's and prior year's dividend.
- The Company did not repurchase common shares during the third quarter and has ~$52 million remaining on its current $100 million share repurchase authorization.

Atlantic Union Bankshares

Figures may not foot due to rounding
2) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

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15 Top - Tier Financial Targets Committed to top - tier financial performance 16% – 18 % Return on Tangible Common Equity 1.3% – 1.5 % Return on Assets ≤ 51% (1) Efficiency Ratio (FTE) Atlantic Union is committed to achieving top tier financial performance and providing our shareholders with above average returns on their investment regardless of the operating environment Key financial performance operating metrics benchmarked against top quartile peers 15 (1) includes the approximately 2.5% efficiency ratio impact of the Virginia franchise tax expense (vs. state income tax). We expect to achieve these financial targets in the Fourth Quarter 2022 and Full Year 2023

Financial Outlook[1]

	Q4 2022 Outlook versus Q3 2022	Full Year 2023 Targets versus FY 2022
Loan Growth	Upper single digits (annualized)	Upper single digits
Net Interest Income (FTE) Growth	~5% from Q3 2022	~10% – 15%
Net Interest Margin (FTE)	3.55% – 3.65%	~3.70% – 3.80%
Noninterest Income Growth	Flat	Low-single digits (ex DHFB)
Noninterest Expense Growth	Flat	Mid-single digits
Positive Operating Leverage	Revenue Growth: Mid-single digits Operating Expense Growth: Flat	Revenue Growth: Low teens Operating Expense Growth: Mid-single digits
Credit Outlook	Allowance for Credit Losses (ACL) to Loans: ~85 – 90 basis points Net charge-off ratio: <5 basis points	ACL to loans: ~85 – 90 basis points Net charge-off ratio: ~10 - 15 basis points

[1]Key Economic Assumptions

- Rising rate environment
- The Federal Reserve Bank fed funds rate:
  - 4.50% by the end of 2022; and
  - 4.50% average for 2023
- Shallow to Mild recession in 2023
- Expect relatively stable economy in AUB's Virginia footprint
- Virginia unemployment remains low at <4%

1) Information on this slide is presented as of October 20, 2022, reflects the Company's updated financial outlook, certain of the company's financial targets, and key economic assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The Q4 2022 outlook, the FY 2023 financial targets and the key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation.

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17 Appendix

18 Reconciliation of Non - GAAP Disclosures The Company has provided supplemental performance measures on a tax - equivalent, tangible, operating, adjusted, or pre - tax pre - pr ovision basis. These non - GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and sho uld not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP .. In addition, the Company’s non - GAAP financial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financ ial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP fi nancial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior pe rio ds and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure tren ds in the Company’s underlying performance.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude the gains or losses on sale of securities and gain on the sale of DHFB. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, gains or losses on sale of securities, and the gain on the sale of DHFB. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization's operations. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company's non-PPP related income.

Also presented is a computation of the pre-PPP adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in pre-PPP total adjusted revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted operating noninterest expense (non-GAAP).

ADJUSTED OPERATING EARNINGS, OPERATING LEVERAGE, AND EFFICIENCY RATIO

(Dollars in thousands, except per share amounts)	For the three months ended 3Q2022	2Q2022	3Q2021	3Q22 % Change 2Q22	3Q21
Net Income (GAAP)	$ 58,070	$ 62,226	$ 74,565		
Less: (Loss) gain on sale of securities, net of tax	-	(2)	7		
Less: Gain on sale of DHFB, net of tax	-	7,984	-		
Adjusted operating earnings (non-GAAP)	$ 58,070	$ 54,244	$ 74,558		
Less: Dividends on preferred stock	2,967	2,967	2,967		
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 55,103	$ 51,277	$ 71,591		
Weighted average common shares outstanding, diluted	74,705,054	74,849,871	76,322,736		
EPS available to common shareholders, diluted (GAAP)	$ 0.74	$ 0.79	$ 0.94		
Adjusted operating EPS available to common shareholders (non-GAAP)	$ 0.74	$ 0.69	$ 0.94		
Noninterest expense (GAAP)	$ 99,923	$ 98,768	$ 95,343	1.17%	4.80%
Less: Amortization of intangible assets	2,480	2,915	3,381		
Adjusted operating noninterest expense (non-GAAP)	$ 97,443	$ 95,853	$ 91,962	1.66%	5.96%
Noninterest income (GAAP)	$ 25,584	$ 38,286	$ 29,938		
Less: Gain on sale of securities	-	(2)	9		
Less: Gain on sale of DHFB	-	9,082	-		
Adjusted operating noninterest income (non-GAAP)	$ 25,584	$ 29,206	$ 29,929		
Net interest income (GAAP)	$ 150,715	$ 138,767	$ 137,488		
Noninterest income (GAAP)	25,584	38,286	29,938		
Total revenue (GAAP)	$ 176,299	$ 177,053	$ 167,426	(0.43%)	5.30%
Net interest income (FTE) (non-GAAP)	$ 154,557	$ 142,344	$ 140,652		
Adjusted operating noninterest income (non-GAAP)	25,584	29,206	29,929		
Total adjusted revenue (FTE) (non-GAAP)	180,141	171,550	170,581	5.01%	5.60%
Less: PPP accretion interest income and fees	454	1,346	11,173		
Pre-PPP total adjusted revenue (FTE) (non-GAAP)	$ 179,687	$ 170,204	$ 159,408	5.57%	12.72%
Operating leverage ratio (GAAP)				(1.60%)	0.50%
Pre-PPP adjusted operating leverage ratio (non-GAAP)				3.91%	6.76%
Efficiency ratio (GAAP)	56.68%	55.78%	56.95%		
Efficiency ratio FTE (non-GAAP)	55.47%	54.68%	55.89%		
Adjusted operating efficiency ratio (FTE) (non-GAAP)	54.09%	55.88%	53.91%		

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20 Reconciliation of Non - GAAP Disclosures Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest - bearing liabilities and cost of funds ratios are not affected by the FTE components. (Dollars in thousands) 3Q2022 2Q2022 3Q2021 Net interest income (GAAP) 150,715 $ 138,767 $ 137,488 $ FTE adjustment 3,842 3,577 3,164 Net interest income (FTE) (non-GAAP) 154,557 $ 142,344 $ 140,652 $ Noninterest income (GAAP) 25,584 38,286 29,938 Total revenue (FTE) (non-GAAP) 180,141 $ 180,630 $ 170,590 $ Average earning assets 17,879,222 $ 17,646,470 $ 17,910,389 $ Net interest margin (GAAP) 3.34% 3.15% 3.05% Net interest margin (FTE) 3.43% 3.24% 3.12% NET INTEREST MARGIN For the three months ended

21 Reconciliation of Non - GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period - to - period and company - to - company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. (Dollars in thousands, except share data) Atlantic Union Bankshares Atlantic Union Bank Tangible Assets Ending Assets (GAAP) 19,950,231 $ 19,829,553 $ Less: Ending goodwill 925,211 925,211 Less: Ending amortizable intangibles 29,142 29,142 Amortizable intangibles, net Ending tangible assets (non-GAAP) 18,995,878 $ 18,875,200 $ Tangible Common Equity Total stockholders' equity Ending equity (GAAP) 2,281,150 $ 2,572,616 $ Less: Ending goodwill 925,211 925,211 Less: Ending amortizable intangibles 29,142 29,142 Less: Perpetual preferred stock 166,357 - Ending tangible common equity (non-GAAP) 1,160,440 $ 1,618,263 $ Accumulated other comprehensive loss (AOCI) (462,119) Common shares outstanding at end of period 74,703,774 Stockholders' equity Average common equity (GAAP) 2,436,999 $ 2,772,047 $ Less: Average goodwill Less: Average goodwill 925,211 925,211 Less: Average amortizable intangibles Less: Average amortizable intangibles 30,347 30,347 Less: Average perpetual preferred stock Less: Average perpetual preferred stock 166,356 - Average tangible common equity (non-GAAP) 1,315,085 $ 1,816,489 $ Less: Perpetual preferred stock Common equity to assets (GAAP) 10.6% 13.0% Tangible equity to tangible assets (non-GAAP) 7.0% 8.6% Tangible common equity to tangible assets (non-GAAP) 6.1% 8.6% Tangible common equity to tangible assets ex AOCI (non-GAAP) 1 8.5% Book Value per Common Share Book value per common share (GAAP) 28.46 $ Tangible Book Value per Share Tangible book value per common share (non-GAAP) 15.61 $ Tangible book value per common share ex AOCI (non-GAAP) 1 21.83 $ Leverage Ratio Tier 1 Capital 1,799,428 $ 2,100,702 $ Total average assets for leverage ratio 19,300,563 $ 19,187,252 $ Leverage Ratio 9.3% 10.9% 1 Calculation excludes the impact of 384,366 unvested restricted stock awards (RSAs) outstanding as of September 30, 2022 TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO As of September 30, 2022

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude gains or losses on sale of securities and the gain on the sale of DHFB. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

OPERATING MEASURES

	For the three months ended		
(Dollars in thousands, except per share amounts)	3Q2022	2Q2022	3Q2021
Return on assets (ROA)			
Average assets	$ 19,980,500	$ 19,719,402	$ 20,056,570
ROA (GAAP)	1.15%	1.27%	1.47%
Adjusted operating ROA (non-GAAP)	1.15%	1.10%	1.47%
Return on equity (ROE)			
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 55,103	$ 51,277	$ 71,591
Plus: Amortization of intangibles, tax effected	1,959	2,303	2,671
Net operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 57,062	$ 53,580	$ 74,262
Average common equity (GAAP)	$ 2,436,999	$ 2,445,045	$ 2,718,032
Less: Average goodwill	925,211	935,446	935,560
Less: Average amortizable intangibles	30,347	38,707	48,179
Less: Average perpetual preferred stock	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$ 1,315,085	$ 1,304,536	$ 1,567,937
ROE (GAAP)	9.45%	10.21%	10.88%
Return on tangible common equity (ROTCE)			
Net Income available to common shareholders (GAAP)	$ 55,103	$ 59,259	$ 71,598
Plus: Amortization of intangibles, tax effected	1,959	2,303	2,671
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	$ 57,062	$ 61,562	$ 74,269
ROTCE	17.21%	18.93%	18.79%
Adjusted operating ROTCE (non-GAAP)	17.21%	16.47%	18.79%

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23 Reconciliation of Non - GAAP Disclosures Pre - tax pre - provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period - to - period under the CECL methodology, income tax expense, gains or losses on sale of securities and the gain on the sale of DHFB. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company’s operations. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company’s non - PPP related income. (Dollars in thousands, except per share amounts) 3Q2022 2Q2022 3Q2021 Net income (GAAP) 58,070 $ 62,226 $ 74,565 $ Plus: Provision for credit losses 6,412 3,559 (18,850) Plus: Income tax expense 11,894 12,500 16,368 Less: (Loss) gain on sale of securities - (2) 9 Less: Gain on sale of DHFB - 9,082 - PTPP adjusted operating earnings (non-GAAP) 76,376 69,205 72,074 Less: Dividends on preferred stock 2,967 2,967 2,967 PTPP adjusted operating earnings available to common shareholders (non-GAAP) 73,409 $ 66,238 $ 69,107 $ PTPP adjusted operating earnings (non-GAAP) 76,376 69,205 72,074 Less: PPP accretion interest income and fees 454 1,346 11,173 Pre-PPP PTPP adjusted operating earnings (non-GAAP) 75,922 $ 67,859 $ 60,901 $ For the three months ended PRE-TAX PRE-PROVISION ADJUSTED OPERATING EARNINGS

24 Reconciliation of Non - GAAP Disclosures PPP adjustment impact excludes the unforgiven portion of PPP loans. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non - GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry an SBA guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee. (Dollars in thousands) As of September 30, 2022 As of June 30, 2022 As of March 31, 2022 Allowance for loan and lease losses (ALLL) 108,009 $ 104,184 $ 102,591 $ Reserve for unfunded commitment (RUC) 11,000 9,000 8,000 Allowance for credit losses (ACL) 119,009 $ 113,184 $ 110,591 $ Loans held for investment (net of deferred fees and costs)(GAAP) 13,918,720 $ 13,655,408 $ 13,459,349 $ Less: PPP adjustments (net of deferred fees and costs) 12,146 21,749 67,444 Total adjusted loans (non-GAAP) 13,906,574 $ 13,633,659 $ 13,391,905 $ Average loans held for investment (net of deferred fees and costs)(GAAP) 13,733,447 $ 13,525,529 $ 13,300,789 $ Less: Average PPP adjustments (net of deferred fees and costs) 14,280 43,391 103,041 Total adjusted average loans (non-GAAP) 13,719,167 $ 13,482,138 $ 13,197,748 $ Annualized loan growth - QTD (GAAP) 7.65% Annualized loan growth, excluding PPP - QTD (non-GAAP) 7.94% ALLL to total loans held for investment (GAAP) 0.78% 0.76% 0.76% ALLL to total adjusted loans held for investment, excluding PPP (non-GAAP) 0.78% 0.76% 0.77% ACL to total loans held for investment (GAAP) 0.86% 0.83% 0.82% ACL to total adjusted loans held for investment, excluding PPP (non-GAAP) 0.86% 0.83% 0.83% ALLOWANCE FOR CREDIT LOSS RATIOS AND TOTAL ADJUSTED LOANS